Exhibit 99.1

THE NASDAQ STOCK MARKET, INC.

[•], 2007

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

		FOR	AGAINST	ABSTAIN

ITEM 1.	APPROVE ISSUANCE OF UP TO 60,561,515 SHARES OF NASDAQ COMMON STOCK	☐	☐	☐
		FOR	AGAINST	ABSTAIN

ITEM 2.	APPROVE AMENDMENT TO NASDAQ’S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE NASDAQ’S NAME TO “THE NASDAQ OMX GROUP, INC.”	☐	☐	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET [•] Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE [•] Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

You can view the Proxy Statement/Prospectus

on the Internet at http://ir.nasdaq.com/meeting.cfm

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

THE NASDAQ STOCK MARKET, INC.

The undersigned hereby appoints Edward S. Knight and Joan C. Conley, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all Nasdaq securities which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the company to be held [•], 2007 at [•] a.m., local time at [•], or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your NASDAQ account online.

Access your Nasdaq stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for The Nasdaq Stock Market, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

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